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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                    FILED PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): JULY 10, 1995

                           COMMISSION FILE NO. 1-9369

                            ------------------------

                       HORIZON/CMS HEALTHCARE CORPORATION

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      91-1346899
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

       6001 INDIAN SCHOOL ROAD, N.E.,
                  SUITE 530
               ALBUQUERQUE, NM
            (Address of principal                                  87110
             executive offices)                                 (Zip Code)

       Registrant's telephone number, including area code: (505) 881-4961

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    As previously reported in the Current Reports on Form 8-K and Form 8-K/A dated July 10, 1995, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 23, 1995 (the "Merger Agreement"), by and among Horizon Healthcare Corporation ("Horizon"), CMS Merger Corporation, a wholly owned subsidiary of Horizon ("Merger Sub"), and Continental Medical Systems, Inc. ("CMS"), Merger Sub was merged with and into CMS on July 10, 1995 (the "Merger"). The purpose of this Form 8-K is to provide audited restated financial statements for the years ended May 31, 1995 and 1994 and for each of the three years in the period ended May 31, 1995 to reflect the Merger pursuant to Rule 11-01(b) of Regulation S-X.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Consolidated Financial Statements of the Company:

      (i)  Report of Independent Public Accountants -- Arthur Andersen LLP
           Report of Independent Auditors -- Ernst & Young LLP
           Report of Independent Accountants -- Price Waterhouse LLP
     (ii)  Consolidated Balance Sheets
    (iii)  Consolidated Statements of Operations
     (iv)  Consolidated Statements of Stockholders' Equity
      (v)  Consolidated Statements of Cash Flows
     (vi)  Notes to Consolidated Financial Statements

    (b) Exhibits:

   (23.1)  Consent of Arthur Andersen LLP
   (23.2)  Consent of Ernst & Young LLP
   (23.3)  Consent of Price Waterhouse LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HORIZON/CMS HEALTHCARE CORPORATION

                                          By       /s/ ERNEST A. SCHOFIELD

                                             -----------------------------------
                                             Ernest A. Schofield
                                             SENIOR VICE PRESIDENT AND CHIEF
                                             FINANCIAL OFFICER

Date: November 21, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Horizon/CMS Healthcare Corporation:

    We have audited the accompanying consolidated balance sheets of Horizon/CMS Healthcare Corporation (formerly, Horizon Healthcare Corporation) (a Delaware corporation) and subsidiaries (Note 1) as of May 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Continental Medical Systems, Inc. and subsidiaries ("CMS"), a company acquired during fiscal 1996 in a transaction accounted for as a pooling-of-interests, as discussed in Notes 1 and 18. Such statements are included in the consolidated financial statements of Horizon/CMS Healthcare Corporation and reflect total operating revenues of 79.6 percent in 1993, and total assets and total operating revenues of 65.4 and 73.0 percent, respectively in 1994, and 49.3 percent and 60.7 percent, respectively in 1995, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for CMS, is based solely upon the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Horizon/CMS Healthcare Corporation and subsidiaries as of May 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1995, in conformity with generally accepted accounting principles.

                                                   ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
July 21, 1995

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Horizon/CMS Healthcare Corporation:

    We have audited the consolidated balance sheets of Continental Medical Systems, Inc. and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Continental Medical Systems, Inc. and subsidiaries for the year ended June 30, 1993 were audited by other auditors whose report dated August 10, 1993 on those statements included an explanatory paragraph that described the change in the Company's method of accounting for development costs and the adoption of the provisions of Statement of Financial Accounting Standards No. 115 which are discussed in Notes 8 and 11, respectively, to the consolidated financial statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the 1995 and 1994 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Continental Medical Systems, Inc. and subsidiaries at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

                                                    ERNST & YOUNG LLP

Harrisburg, Pennsylvania
August 3, 1995, except for Note 6 and
 Note 19 for which the date is
 September 26, 1995; Note 14 for which
 the date is September 12, 1995; and
 Note 20 for which the date is
 September 27, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Continental Medical Systems, Inc.

    We have audited the consolidated balance sheet of Continental Medical Systems, Inc. and its subsidiaries as of June 30, 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statments are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Continental Medical Systems, Inc. and its subsidiaries at June 30, 1993 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. We have not audited the consolidated financial statements of Continental Medical Systems, Inc. for any period subsequent to June 30, 1993.

    As discussed in Notes 8 and 11 to the consolidated financial statements, in fiscal 1993 the Company changed its method of accounting for development costs and adopted the provisions of Statement of Financial Accounting Standards No. 115.

                                                   PRICE WATERHOUSE LLP

Philadelphia, PA
August 10, 1993

                       HORIZON/CMS HEALTHCARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                             MAY 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                          1995           1994
                                                                                      -------------  -------------
CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $      40,674  $      61,384
  Patient care accounts receivable, net of allowance for doubtful accounts of
   $29,595 in 1995 and $24,843 in 1994..............................................        330,313        294,225
  Prepaid and other assets..........................................................         61,650         46,423
  Deferred income taxes.............................................................         21,806         12,100
                                                                                      -------------  -------------
    Total current assets............................................................        454,443        414,132

PROPERTY AND EQUIPMENT, net.........................................................        614,379        445,449
GOODWILL, net.......................................................................        168,861        114,286
OTHER INTANGIBLE ASSETS, net........................................................         44,720         52,251
NOTES RECEIVABLE, excluding current portion.........................................         44,619         51,528
DEFERRED INCOME TAXES...............................................................       --               15,980
OTHER ASSETS........................................................................         71,101         54,406
                                                                                      -------------  -------------
    Total assets....................................................................  $   1,398,123  $   1,148,032
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................................  $       5,032  $       5,711
  Accounts payable..................................................................         33,280         42,815
  Accrued expenses..................................................................        131,225        129,828
  Estimated third party settlements.................................................            563          3,139
                                                                                      -------------  -------------
    Total current liabilities.......................................................        170,100        181,493

LONG-TERM DEBT, excluding current portion...........................................        532,688        461,331
OTHER LIABILITIES...................................................................         24,353         27,885
DEFERRED INCOME TAXES...............................................................          6,141       --
                                                                                      -------------  -------------
    Total liabilities...............................................................        733,282        670,709
MINORITY INTERESTS..................................................................         14,189         16,069
COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS' EQUITY:
  Common stock of $.001 par value, authorized 150,000,000 shares, 50,679,107 and
   43,440,558 shares issued with 50,174,218 and 43,112,412 shares outstanding at May
   31, 1995 and 1994, respectively..................................................             51             43
  Additional paid-in capital........................................................        559,168        393,209
  Retained earnings.................................................................         99,382         71,104
  Note receivable from sale of common stock.........................................         (2,362)        (2,362)
  Treasury stock....................................................................         (5,587)          (740)
                                                                                      -------------  -------------
    Total stockholders' equity......................................................        650,652        461,254
                                                                                      -------------  -------------
    Total liabilities and stockholders' equity......................................  $   1,398,123  $   1,148,032
                                                                                      -------------  -------------
                                                                                      -------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                       HORIZON/CMS HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
TOTAL OPERATING REVENUES.............................................  $   1,625,326  $   1,382,162  $   1,136,358
                                                                       -------------  -------------  -------------
COSTS AND EXPENSES:
  Cost of services...................................................      1,261,000      1,099,162        892,902
  Administrative and general.........................................         82,533         60,108         42,284
  Facility leases....................................................         81,590         68,832         64,461
  Depreciation and amortization......................................         56,618         48,249         33,915
  Interest expense...................................................         53,045         44,396         26,999
  Special charge.....................................................         23,422         74,834         17,154
  Settlement charge..................................................         13,500       --             --
                                                                       -------------  -------------  -------------
    Total costs and expenses.........................................      1,571,708      1,395,581      1,077,715
                                                                       -------------  -------------  -------------
    Earnings (loss) before minority interests, income taxes,
     cumulative effect of accounting change and extraordinary gain...         53,618        (13,419)        58,643
Minority interests...................................................         (5,245)        (4,664)        (6,787)
                                                                       -------------  -------------  -------------
    Earnings (loss) before income taxes, cumulative effect of
     accounting change and extraordinary gain........................         48,373        (18,083)        51,856
Income taxes.........................................................         23,375          1,731         21,520
                                                                       -------------  -------------  -------------
    Earnings (loss) before cumulative effect of accounting change and
     extraordinary gain..............................................         24,998        (19,814)        30,336
Cumulative effect of accounting change, net of tax...................       --             --               (3,204)
                                                                       -------------  -------------  -------------
    Earnings (loss) before extraordinary gain........................         24,998        (19,814)        27,132
Extraordinary gain, net of tax.......................................          2,571            734       --
                                                                       -------------  -------------  -------------
    Net earnings (loss)..............................................  $      27,569  $     (19,080) $      27,132
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings (loss) per common and common equivalent share:
    Earnings (loss) before cumulative effect of accounting change and
     extraordinary gain..............................................  $        0.52  $       (0.54) $        0.94
    Cumulative effect of accounting change...........................       --             --                (0.10)
                                                                       -------------  -------------  -------------
    Earnings (loss) before extraordinary gain........................           0.52          (0.54)          0.84
    Extraordinary gain...............................................           0.06           0.02       --
                                                                       -------------  -------------  -------------
    Net earnings (loss)..............................................  $        0.58  $       (0.52) $        0.84
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings (loss) per common share -- assuming full dilution:
    Earnings (loss) before cumulative effect of accounting change and
     extraordinary gain..............................................  $        0.52  $       (0.54) $        0.89
    Cumulative effect of accounting change...........................       --             --                (0.09)
                                                                       -------------  -------------  -------------
    Earnings (loss) before extraordinary gain........................           0.52          (0.54)          0.80
    Extraordinary gain...............................................           0.06           0.02       --
                                                                       -------------  -------------  -------------
    Net earnings (loss)..............................................  $        0.58  $       (0.52) $        0.80
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                       HORIZON/CMS HEALTHCARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                                                                  NOTE
                                                                                                RECEIVABLE
                                                       COMMON STOCK      ADDITIONAL             FROM SALE
                                                    ------------------    PAID-IN     RETAINED  OF COMMON   TREASURY
                                                      SHARES    AMOUNT    CAPITAL     EARNINGS    STOCK      STOCK      TOTAL
                                                    ----------  ------   ----------   --------  ---------   --------   --------
Balance at May 31, 1992...........................  30,584,228   $31      $201,223    $63,235    $ --       $  (740)   $263,749
Exercise of stock purchase warrants, options and
 issuance of shares under the employee stock
 purchase plan....................................     892,889     1        11,970      --        (2,362)     --          9,609
Common stock issued in connection with
 acquisitions.....................................      95,783   --          3,102      --         --         --          3,102
Distribution to subsidiary stockholder............      --       --         --           (183 )    --         --           (183)
Net earnings......................................      --       --         --         27,132      --         --         27,132
                                                    ----------  ------   ----------   --------  ---------   --------   --------
Balance at May 31, 1993...........................  31,572,900    32       216,295     90,184     (2,362)      (740)    303,409
Common stock offering, net of $1,365 of issue
 costs............................................   4,025,000     4        58,215      --         --         --         58,219
Common stock issued in connection with
 acquisitions.....................................   2,828,968     3        62,141      --         --         --         62,144
Conversion of 6.75% convertible subordinated
 notes, net of $1,897 of previously capitalized
 financing costs and $507 of conversion costs.....   4,522,500     4        51,861      --         --         --         51,865
Exercise of stock purchase warrants, options and
 issuance of shares under the employee stock
 purchase plan....................................     491,190   --          4,697      --         --         --          4,697
Net loss..........................................      --       --         --        (19,080 )    --         --        (19,080)
                                                    ----------  ------   ----------   --------  ---------   --------   --------
Balance at May 31, 1994...........................  43,440,558    43       393,209     71,104     (2,362)      (740)    461,254
Common stock offering, net of $6,487 of issue
 costs............................................   4,915,457     5       119,608      --         --         --        119,613
Common stock issued in connection with
 acquisitions.....................................   1,847,899     2        39,334        759      --         --         40,095
Exercise of stock purchase warrants, options and
 issuance of shares under the employee stock
 purchase plan....................................     475,193     1         7,017      --         --         --          7,018
Treasury stock acquired in payment for
 stockholder's note...............................      --       --         --          --         --        (4,847)     (4,847)
Distribution to subsidiary stockholder............      --       --         --            (50 )    --         --            (50)
Net earnings......................................      --       --         --         27,569      --         --         27,569
                                                    ----------  ------   ----------   --------  ---------   --------   --------
Balance at May 31, 1995...........................  50,679,107   $51      $559,168    $99,382    $(2,362)   $(5,587)   $650,652
                                                    ----------  ------   ----------   --------  ---------   --------   --------
                                                    ----------  ------   ----------   --------  ---------   --------   --------

        The accompanying notes are an integral part of these statements.

                       HORIZON/CMS HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
Cash flows from operating activities:
  Net earnings (loss)...................................................  $     27,569  $    (19,080) $     27,132
                                                                          ------------  ------------  ------------
  Adjustments:
    Depreciation and amortization.......................................        56,618        48,249        33,915
    Other...............................................................        (1,820)          690         7,030
    Special charge......................................................        23,422        74,834        14,556
    Settlement charge...................................................        13,500       --            --
    Cumulative effect of accounting change, net of taxes................       --            --              3,204
    Extraordinary gain, net of taxes....................................        (2,571)         (734)      --
    Increase (decrease) in cash from changes in assets and liabilities, excluding effects of acquisitions and dispositions:
      Accounts receivable and estimated third party settlements.........       (33,159)      (49,533)      (85,069)
      Other assets......................................................       (22,800)      (23,067)      (10,596)
      Deferred income taxes.............................................           168        (1,178)        4,384
      Accounts payable and accrued expenses.............................       (24,636)         (871)       14,070
      Other liabilities.................................................       (25,666)         (281)       (1,268)
                                                                          ------------  ------------  ------------
  Total adjustments.....................................................       (16,944)       48,109       (19,774)
                                                                          ------------  ------------  ------------
  Net cash provided by operating activities.............................        10,625        29,029         7,358
                                                                          ------------  ------------  ------------
Cash flows from investing activities:
  Payments pursuant to acquisition agreements, net of cash acquired.....      (117,359)      (27,091)      (57,303)
  Cash proceeds from sale of property and equipment.....................        22,718        24,096         9,363
  Other intangible assets...............................................          (863)       (5,010)      (36,769)
  Acquisition of property and equipment.................................       (52,622)      (67,026)     (184,563)
  Notes receivable......................................................         2,215         5,072        (6,801)
  Other investing activities............................................       (12,688)       (9,950)       11,423
                                                                          ------------  ------------  ------------
  Net cash used in investing activities.................................      (158,599)      (79,909)     (264,650)
                                                                          ------------  ------------  ------------
Cash flows from financing activities:
  Long-term debt borrowings.............................................       211,484       122,604       551,005
  Long-term debt repayments.............................................      (196,906)     (120,959)     (280,924)
  Deferred financing costs..............................................        (3,104)         (893)      (12,306)
  Repurchase of convertible subordinated notes..........................        (3,812)      (19,999)      --
  Issuance of common stock..............................................       124,217        61,894         7,075
  Distributions to minority interests...................................        (4,975)       (3,143)       (2,454)
  Other financing activities............................................           360         2,388           372
                                                                          ------------  ------------  ------------
  Net cash provided by financing activities.............................       127,264        41,892       262,768
                                                                          ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents....................       (20,710)       (8,988)        5,476
Cash and cash equivalents, beginning of year............................        61,384        70,372        64,896
                                                                          ------------  ------------  ------------
Cash and cash equivalents, end of year..................................  $     40,674  $     61,384  $     70,372
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                       HORIZON/CMS HEALTHCARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    Horizon/CMS Healthcare Corporation (formerly, Horizon Healthcare Corporation) and its subsidiaries (collectively, the Company) is a leading provider of post-acute health care services. The Company's long-term care facilities provide skilled nursing care and basic patient services with respect to daily living and general medical needs. The Company also provides comprehensive medical rehabilitation programs and services in each of the rehabilitation industry's three principal sectors -- inpatient rehabilitation care, outpatient rehabilitation care and contract therapy. The Company also provides other specialty health care services to its long-term care and rehabilitation facilities and outside parties. Such specialty health care services include licensed specialty hospital services and subacute units, institutional pharmacy services, physician locum tenens, Alzheimer's care, non-invasive medical diagnostic testing services, home respiratory care services, clinical laboratory services and management and managed care services to physicians and other providers. Substantially all of these services are within the post-acute health care market and, accordingly, the Company operates within a single industry segment.

    Subsequent to year end, in connection with the merger of a wholly owned subsidiary of the Company with Continental Medical Systems, Inc. (CMS), the Company changed its name to Horizon/ CMS Healthcare Corporation (Note 18).

    As discussed in Note 18, the accompanying financial statements have been restated to include the accounts and operations of CMS for all periods prior to the merger. These restated financial statements include the financial position of CMS as of June 30, 1995 and 1994 and the results of operations of CMS for each of the three years in the period ended June 30, 1995.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its 50% or greater owned subsidiaries which the Company controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

    Investments in affiliates, which are included in other assets in the accompanying consolidated balance sheets, in which the Company owns 20% or more and limited partnerships are carried on the equity basis which approximates the Company's equity in underlying net book value. Other investments are stated at cost.

OPERATING REVENUES

    Operating revenues include net patient care and other revenues. Net patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, primarily Medicaid and Medicare. Revenues under third-party payor agreements in certain states are subject to examination and retroactive adjustments, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

    A significant portion of the Company's revenue is derived from patients under the Medicaid and Medicare programs. There have been and the Company expects that there will continue to be a number of proposals to limit Medicare and Medicaid reimbursement for long-term and rehabilitative care services. The Company cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Operating revenues also include interest, management fees and other revenues which are not material to total operating revenues.

CASH EQUIVALENTS

    For  purposes of the accompanying consolidated statements of cash flows, the
Company  considers  its  highly  liquid  investments  purchased  with   original
maturities of three months or less to be cash equivalents.

DEPRECIATION

    Property and equipment is stated at the lower of cost or net realizable value. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets (buildings -- 30 to 40 years; equipment -- 3 to 20 years). Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized.

ASSET IMPAIRMENT

    The carrying values of long-lived assets are reviewed if the facts and circumstances suggest that an item may be impaired. If this review indicates that a long-lived asset will not be recoverable, as determined based on the future undiscounted cash flows of the asset, the Company's carrying value of the long-lived asset is reduced to fair value.

GOODWILL

    Goodwill has resulted from various acquisitions made by the Company. In connection with acquisitions accounted for as purchases, the excess of the total acquisition cost over the fair value of the net assets acquired has been recorded as goodwill. Goodwill is amortized on the straight-line basis over a period of 15 to 40 years. The Company evaluates the realizability of goodwill quarterly based upon expectations of undiscounted future cash flows of the related assets.

INCOME TAXES

    The Company files a consolidated federal income tax return for all 80% or more owned subsidiaries. Separate returns are filed for all subsidiaries owned less than 80%. On June 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." The adoption of FAS 109 changes the Company's method of accounting for income taxes from the deferred method (APB Opinion No. 11) to an asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

WORKERS' COMPENSATION

    Workers' compensation coverage is effected through deductible insurance policies and qualified self insurance plans which vary by the states in which the Company operates. Provisions for estimated settlements are provided in the period of the related coverage and are determined on a case by case basis plus an amount for incurred but not reported claims. Differences between the amounts accrued and subsequent settlements are recorded in operations in the period of settlement.

EARNINGS PER SHARE

    Earnings per share is calculated based upon the weighted-average number of common shares and common equivalent shares outstanding during each period. Common equivalent shares include stock purchase warrants and options. Earnings per common and common equivalent share is based upon

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
47,850,000 shares in 1995, 37,078,000 shares  in 1994, and 32,248,000 shares  in
1993. Earnings per common share-assuming full dilution is based upon 47,857,000 shares in 1995, 40,051,000 shares in 1994 and 36,941,000 shares in 1993, including the effect of convertible subordinated notes.

(2) NOTES RECEIVABLE
    Notes receivable consists of the following:

                                                                                     1995       1994
                                                                                   ---------  ---------
Variable rate note receivable (8.0% at May 31, 1995) from a related party, full recourse; interest payable semi-annually; principal payable December 2008;
 unsecured.......................................................................  $  10,653  $  13,000
Variable rate note receivable (7.0% at May 31, 1995); interest payable monthly;
 principal payable $3,000 in August 2002 and $3,000 in August 2004; secured by
 real property...................................................................      6,000      6,000
7% note receivable; payable in monthly installments of $27 including interest;
 due January 2016; secured by real property......................................      3,569      3,644
7% notes receivable, payable in monthly installments of $60 including interest;
 due April 2004; secured by real property........................................      9,571      9,621
Other notes receivable bearing interest at 6% to 12%; secured by real property...     16,649     20,345
                                                                                   ---------  ---------
  Notes receivable...............................................................     46,442     52,610
Less current portion.............................................................      1,823      1,082
                                                                                   ---------  ---------
Notes receivable, excluding current portion......................................  $  44,619  $  51,528
                                                                                   ---------  ---------
                                                                                   ---------  ---------

(3) PROPERTY AND EQUIPMENT
    Property and equipment owned and held under capital lease is stated at cost and consists of the following:

                                                                         1995         1994
                                                                      -----------  -----------
Land................................................................  $    67,330  $    46,053
Buildings...........................................................      478,643      336,049
Equipment...........................................................      161,543      126,456
                                                                      -----------  -----------
                                                                          707,516      508,558
Less accumulated depreciation and amortization......................       93,137       63,109
                                                                      -----------  -----------
Property and equipment, net.........................................  $   614,379  $   445,449
                                                                      -----------  -----------
                                                                      -----------  -----------

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(4) ACCRUED EXPENSES
    Accrued expenses is comprised of the following:

                                                                         1995         1994
                                                                      -----------  -----------
Salaries, wages and benefits........................................  $    53,696  $    55,958
Accrued insurance...................................................       18,297       14,628
Accrual for litigation settlement...................................       12,800      --
Accruals for special charges........................................       10,741       18,794
Interest............................................................       11,058       12,387
Other...............................................................       24,633       28,061
                                                                      -----------  -----------
                                                                      $   131,225  $   129,828
                                                                      -----------  -----------
                                                                      -----------  -----------

(5) LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                   1995         1994
                                                                                -----------  -----------
Revolving credit drawn on credit agreements; interest due monthly; principal
 due in fiscal 2000...........................................................  $   138,750  $    44,250
10 7/8% senior subordinated notes; due in fiscal 2002.........................      145,125      198,672
10 3/8% senior subordinated notes; due in fiscal 2003.........................      117,991      148,923
Convertible subordinated debenture; interest at 8 3/4%; due in fiscal 2015....       20,400       20,906
Convertible subordinated debenture; interest at 6 1/2%; due in fiscal 2012....        5,680       10,000
Convertible subordinated debenture; interest at 7 3/4%; due in fiscal 2012....        2,000        2,000
Obligations under capital leases and other long-term debt bearing interest ranging from 5.0% to 14.0%; secured by related land, buildings and
 equipment....................................................................      108,774       43,291
                                                                                -----------  -----------
  Long-term debt..............................................................      538,720      468,042
Less current portion..........................................................        5,032        5,711
Less note receivable on convertible debenture.................................        1,000        1,000
                                                                                -----------  -----------
  Long-term debt, excluding current portion...................................  $   532,688  $   461,331
                                                                                -----------  -----------
                                                                                -----------  -----------

    On March 16, 1995, the Company completed a $250,000 revolving credit loan agreement with the Boatmen's National Bank of St. Louis, as agent for a group of banks (the "Boatmen's Facility"). The Boatmen's Facility, which replaced the revolving loan agreement outstanding at May 31, 1994 was drawn in the amount of $104,750 at May 31, 1995. This facility bears interest at either the Adjusted Corporate Base Rate plus up to .25% (9.0% at May 31, 1995) or at the Adjusted London Interbank Offered Rate (LIBOR) rate plus 0.5 to 1.25% (7.0 to 7.0625% at May 31, 1995), both as defined in the credit agreement. The average interest rate on amounts outstanding under the Boatmen's Facility was 7.68% at May 31, 1995. This facility: (a) requires the Company to maintain certain financial ratios, (b) restricts the Company's ability to enter into capital leases beyond certain specified amounts, (c) prohibits transactions with affiliates not at arm's length, (d) allows the Company to make only permitted investments, (e) restricts certain indebtedness, liens, dispositions of property and issuances of securities and (f) prohibits a change in control or a fundamental change in the business of the Company except under certain limited circumstances. The Boatmen's Facility also

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) LONG-TERM DEBT (CONTINUED)
restricts the payment of dividends by the Company to an amount which shall not exceed 25% of the Company's net income for the prior fiscal year, and any such payment is subject to continued compliance by the Company with the financial ratio covenants contained in the credit agreement. This facility further provides that any event or occurrence that would have a material adverse effect on the Company's ability to repay the loans or to perform its obligations under the loan documents will constitute an event of default under this facility. Certain subsidiaries of the Company have guaranteed the obligations of the Company under the Boatmen's Facility. The Boatmen's Facility expires on March 31, 1998 and is secured by a pledge of the stock of all subsidiaries of the Company and certain accounts receivable of the Company. The amount of such accounts receivable collateral was approximately $102,200 at May 31, 1995.

    Prior to the merger, at May 31, 1995, the Company was also party to a credit facility with Citibank, N.A., as agent for a group of several banks (the "Citibank Facility"). At May 31, 1995, $34,000 had been drawn on this facility. The Citibank Facility provided up to $235,000 in a revolving line of credit, of which up to $45,000 was available in the form of letters of credit. The Citibank Facility provided for a revolving loan period through December 31, 1996 and the subsequent conversion of the revolving loan into a term loan. At the Company's option, the interest rate on any loan under the Citibank Facility was based on the LIBOR rate or a base rate as specified in the agreement as adjusted for a margin. At May 31, 1995, the weighted average interest rate for all borrowings under the Citibank Facility was 8.02%.

    In July 1995, in connection with the merger with CMS, the Company and CMS entered into a new facility with NationsBank of Texas, N.A., as agent for a group of banks, (the "NationsBank Facility") that replaced the Boatmen's and Citibank Facilities and combined the amount available for borrowing at $485,000. The aggregate principal amount was divided between the Company and CMS in the amounts of $250,000 and $235,000, respectively. The terms of the NationsBank Facility are substantially consistent with those of the Boatmen's Facility except that accounts receivable are no longer required as collateral and the interest component has been revised. Under the NationsBank Facility, interest is computed at a rate equal to either, as selected by the Company, the Alternate Base Rate or the Adjusted LIBOR rate plus 0.625% to 1.25% per annum, depending on the maintenance of specified financial ratios. The Alternate Base Rate is equal to the greater of the prime rate or the federal funds effective rate plus
 .5%. The agreement expires in June 2000.

    Simultaneous with the tender offer for the 10 3/8% and 10 7/8% Senior Subordinated Notes discussed below, in September 1995 the NationsBank Facility was amended and restated to increase the facility from $485,000 to $750,000, of which $70,000 is available in the form of letters of credit, and to remove the division between the Company and CMS.

    On August 17, 1992, the Company issued 10 7/8% Senior Subordinated Notes due 2002 ("10 7/8% Notes") in the amount of $200,000 in a public offering in which the Company received net proceeds of $192,500. The 10 7/8% Notes were priced at 99.25%, to yield 11% annually to maturity. On March 16, 1993 the Company issued its 10 3/8% Senior Subordinated Notes due 2003 ("10 3/8% Notes") in the amount of $150,000 in a private placement in which the Company received net proceeds of $144,586. The 10 3/8% Notes were priced at 99.22% to yield 10 1/2% annually to maturity. The 10 3/8% Notes were subsequently registered in a registered exchange offer. Of the difference between the face amount of each issue of the Notes and the net proceeds of the offerings, $2,664 represented original issue discount. The remaining $10,250 represented various issuance costs and is recorded within other

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) LONG-TERM DEBT (CONTINUED)
intangible assets and is amortized over the life of the notes. The 10 7/8% Notes are subject to redemption at any time on or after August 15, 1997, at specified redemption prices plus accrued interest. The 10 3/8% Notes are subject to redemption at any time on or after April 1, 1998, at specified redemption prices plus accrued interest. The indentures for the Notes contain certain covenants which limit the ability to incur additional indebtedness, provide guarantees and pay cash dividends.

    During fiscal 1995, the Company purchased $85,206 principal amount of its 10 7/8% and 10 3/8% Notes, (collectively its "Senior Subordinated Notes" or "Subordinated Debt"), at a discount in a series of open market transactions.

    On September 26, 1995, the Company completed a tender offer and consent solicitation for the Senior Subordinated Notes. Tenders and consents were obtained from the holders of 99.8% of the $118,800 10 3/8% Notes and holders of 97.5% of the $146,100 10 7/8% Notes. The 10 3/8% Notes were redeemed at 109.25%
plus a consent fee of 1.05% and the 10 7/8% Notes were redeemed at 109.0% plus a consent fee of .75%. The Company paid $289,500 to retire the Notes, including principal, premium, consent fee and other related costs. As a result of the tender, the Company will record an extraordinary charge related to the loss on the retirement of the Senior Subordinated Notes, including the write-off of related deferred discount, swap cancellation and financing costs, of approximately $22,100, net of tax, in the second quarter of fiscal 1996. The Senior Subordinated Notes were retired with funds drawn on the NationsBank Facility. Aggregate draws, including letters of credit, under the amended credit facility after retirement of the Senior Subordinated Notes was approximately $490,000.

    In order to reduce the impact of changes in interest rates on its long-term debt, the Company, during fiscal 1994 and 1993, entered into four, seven year, interest rate swap agreements with notional amounts of $25,000 each which mature in 1999 and 2000 and which provide for receipt of yields of between 5.16% and 6.65% and payment of a six month LIBOR yield. On September 12, 1995, these interest rate swap agreements were terminated at a cost of $3,540, in connection with the tender offer for the Senior Subordinated Notes discussed above.

    On February 14, 1992, the Company issued $57,500 of 6.75% convertible subordinated notes (the "6.75% Notes") due February 1, 2002. The 6.75% Notes were convertible at any time prior to maturity into shares of common stock of the Company at a conversion price of $12.00 per share, subject to adjustment in certain events. Interest on the 6.75% Notes was payable semi-annually on each February 1 and August 1, commencing August 1, 1992. During the year ended May 31, 1992, the Company redeemed $3,230 of 6.75% Notes at approximately 80% of par value, resulting in a gain of $475, net of allocable deferred financing costs of approximately $140. During the third quarter of fiscal 1994, the remaining $54,270 of 6.75% Notes were converted into the Company's common stock at the conversion price stated above. In connection therewith, approximately $1,900 of deferred financing costs and $500 of conversion costs were offset against additional paid-in capital at the time of conversion.

    In connection with the merger of Greenery Rehabilitation Group, Inc. (Greenery) into the Company (discussed in Note 15), the Company assumed the obligations under Greenery's 6 1/2% convertible subordinated notes and 8 3/4% convertible senior subordinated notes, par value of $26,631 and $28,150, respectively, at February 11, 1994. These obligations were recorded at their fair market value under purchase accounting, resulting in a discount on the 6 1/2% convertible subordinated notes of $2,663.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) LONG-TERM DEBT (CONTINUED)
    The 6 1/2% convertible subordinated notes are due June 2011 and are convertible into common stock of the Company at a price of $69.32 per share. These notes may be redeemed in whole or in part at 103 1/4% of par, plus accrued interest, declining annually to par on June 15, 1996. Commencing June 15, 1996, the Company is obligated to retire 5% of the issue amount annually to maturity.

    The 8 3/4% convertible senior subordinated notes are due 2015 and are convertible into common stock of the Company at a price of $54.00 per share. The Company may redeem the notes, in whole or in part at 106.125% of par, plus accrued interest, declining annually to par on April 1, 2000. Commencing April 1, 2000, the Company is required to retire 5% of the original issue amount annually to maturity. The notes are senior to the 6 1/2% debentures, but will be subordinated to any future senior indebtedness.

    During the fourth quarter of fiscal 1994, the Company redeemed $15,520 of the 6 1/2% convertible subordinated notes and $7,244 of the 8 3/4% convertible senior subordinated notes. The Company recorded a gain of approximately $734, net of the write-off of $1,552 debt discount recorded under purchase accounting and income taxes of approximately $480.

    During 1995, the Company repurchased $4,800 of the 6 1/2% convertible subordinated notes and $506 of the 8 3/4% convertible senior subordinated notes. The Company recorded a gain of approximately $613, net of the write-off of $480 debt discount recorded under purchase accounting and income taxes of approximately $401.

    The approximate aggregate maturities of long-term debt are as follows:

Year ending May 31,
1996.....................................................  $   5,032
1997.....................................................      6,620
1998.....................................................      4,115
1999.....................................................      1,777
2000.....................................................      1,890
Thereafter...............................................    518,286
                                                           ---------
                                                           $ 537,720
                                                           ---------
                                                           ---------

    In November 1987, a 7 3/4% convertible subordinated debenture was sold to the Company's vice chairman. This $2,000 debenture is convertible into shares of common stock at a conversion price of $8.56 per share. Simultaneously, the Company loaned the vice chairman $2,000 to purchase the debenture. The loan is evidenced by a promissory note bearing interest at 7 3/4%, payable on the maturity date of the debenture or earlier to the extent that the debenture is converted. At May 31, 1995, $1,000 is outstanding on the note.

(6) LEASE COMMITMENTS
    The Company has noncancelable operating leases primarily for facilities and equipment. Certain leases provide for purchase and renewal options of 5 to 15 years, contingent rentals primarily based on operating revenues and the escalation of lease payments coincident with increases in certain economic indexes. Contingent rent expense for the years ended May 31, 1995, 1994 and 1993 was approximately $6,346, $6,198 and $7,662, respectively.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(6) LEASE COMMITMENTS (CONTINUED)
    Future minimum payments under noncancelable operating leases are as follows:

Year ending May 31,
1996.....................................................  $  88,613
1997.....................................................     82,557
1998.....................................................     74,716
1999.....................................................     61,989
2000.....................................................     50,378
Thereafter...............................................    188,527
                                                           ---------
Total minimum lease payments.............................  $ 546,780
                                                           ---------
                                                           ---------

    The Company is contingently liable for annual lease payments of approximately $2,570 for leases on facilities sold. In addition, the Company is contingently liable for annual lease payments of $6,200 for leases on managed facilities.

    The Company leases seven facilities from an affiliate of two directors of the Company. During fiscal 1995, a previously leased facility was purchased by the Company. The aggregate lease expense for these facilities for the years ended May 31, 1995, 1994 and 1993 was approximately $15,900, $5,501, and $903, respectively. Future minimum lease commitments related to these facilities are as follows:

Year ending May 31,
1996.....................................................  $  12,851
1997.....................................................     12,851
1998.....................................................     12,028
1999.....................................................     12,028
2000.....................................................     12,028
Thereafter...............................................     61,149
                                                           ---------
Total....................................................  $ 122,935
                                                           ---------
                                                           ---------

    The Company has been party to various contracts with Commercial Construction Company, Inc. ("CCI") for the construction of new rehabilitation hospitals to be owned and operated by the Company. CCI is wholly owned by the son of the
Company's vice-chairman and brother of an executive vice-president of the Company. In addition, the Company purchases other development and maintenance services, equipment, furniture and supplies for its rehabilitation hospitals through CCI and its affiliates. The Company also leases certain clinic and office space in the greater Harrisburg, PA area under leases with various partnerships, of which the vice-chairman of the Company and an executive vice-president are partners. Also, the Company leases certain office space located in the greater Harrisburg, PA area from a director of the Company and partner of a law firm which provides legal services to the Company. In fiscal 1995, 1994, and 1993, the Company made payments to these related parties aggregating approximately $7,401, $16,950, and $75,220, respectively. Of these payments, $2,292, $7,189, and $66,204, were recorded in property and equipment for fiscal 1995, 1994, and 1993, respectively, and $5,109, $9,761, and $9,016 were charged to cost of services for fiscal 1995, 1994, and 1993, respectively. As of May 31, 1995, future commitments under outstanding contracts with CCI and its affiliates were $3,475 plus reimbursement of certain personnel costs.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(6) LEASE COMMITMENTS (CONTINUED)
    In addition, the Company leases its corporate office space located in Albuquerque, NM from certain officers and directors. The lease is classified as an operating lease and provides for minimum annual rents of $535. The lease expires on July 31, 2001.

(7) SPECIAL CHARGE AND CHANGE IN ACCOUNTING PRINCIPLE
    During the second, third and fourth quarters of fiscal 1995, special pre-tax charges of $13,398, $5,045 and $4,979 were recorded, respectively. The second and fourth quarter special charges reflect the effect of a revision in the Company's estimate of receivables from third party payors at its CMS Therapies, Inc. subsidiary. The third quarter special charge reflects the costs of eliminating management and staff positions, office lease terminations and certain other costs of the changes implemented during the third quarter at CMS Therapies, Inc. At May 31, 1995, the $4,085 balance of the third quarter special charge is included within accrued expenses.

    The Company received various adjustments upon the final settlement of its 1991 and 1992 CMS Therapies, Inc. home office cost reports and other CMS Therapies, Inc. 1992 cost reports. As a result of the settlements, which was the Company's first indication that adjustments to its estimates would be required, the Company performed a detail analysis of its estimated third party settlements for all open cost reports. Upon completion of its analysis during the second quarter of fiscal 1995, and subsequent revision in the fourth quarter of fiscal 1995, the Company recorded the second and fourth quarter special charges to reflect the revision in the Company's estimated third party settlements.

    During the fourth quarter of fiscal 1994, a special pre-tax charge of $74,834 was recorded. The special charge resulted from the approval by the Company's board of directors of several measures to streamline operations and improve productivity by restructuring the Company into major operating businesses, flattening the management organization structure, writing down certain assets and, where appropriate, divesting of unproductive assets. The Company began working on the proposed plan during the fiscal 1994 third quarter as a result of market changes the Company was experiencing. The special charge comprised several items including the impairment of selected assets in the Company's hospital division, the costs associated with the consolidation of its contract therapy companies, the losses related to the termination of certain business relationships in the contract therapy business and certain other costs of the restructuring program.

    At May 31, 1995, the remaining balance in the special charge is approximately $6,656, (excluding the write down of assets which are reflected as a reduction of the related asset account), which is included within accrued expenses. The components of the special charge are as follows:

                                                                               FISCAL
                                                                  ORIGINAL      94-95      BALANCE MAY
                                                                  PROVISION   ACTIVITY      31, 1995
                                                                  ---------  -----------  -------------
Impairment of assets and future noncancellable commitments......  $  50,244   $ (43,969)    $   6,275
Consolidation and restructuring.................................     22,842     (22,842)       --
Employee and other costs........................................      1,748      (1,367)          381
                                                                  ---------  -----------  -------------
                                                                  $  74,834   $ (68,178)    $   6,656
                                                                  ---------  -----------  -------------
                                                                  ---------  -----------  -------------

    Approximately $50,244 of the special charge was associated with the impairment of assets at eight rehabilitation hospitals, divestiture of two rehabilitation hospitals, closure of a select group of outpatient locations and the accrual of amounts for certain future noncancellable commitments.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(7) SPECIAL CHARGE AND CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED)
    The impaired assets were identified in accordance with the Company's policy and based upon a review of the facts and circumstances related to the assets and a determination that the assets would not be recoverable, as determined based upon the future undiscounted cash flows resulting from the assets. The impairment loss was measured as the difference between the carrying amount of the assets and their fair value as determined by independent appraisals.

    Approximately $12,042 of the charge is related to the consolidation of certain contract therapy companies into CMS Therapies, Inc. and the exit from certain markets and businesses. This consolidation process involved the closure of offices, relocation and severance of personnel and elimination of duplicative processes.

    Approximately $10,800 of the charge is related to the writedown of uncollectible receivables pertaining to the termination of certain business relationships at CMS Therapies, Inc. During the second quarter of fiscal 1994, the Company exited business arrangements in which it provided therapists to unrelated Medicare certified agencies which in turn supplied those therapists to non-Medicare certified skilled nursing facilities. For a variety of business reasons, including, among others, the Health Care Financing Administration's announced intentions to increase their review of the reasonableness of the charges billed by the agencies to the Medicare program, the Company exited those relationships and, in many instances, began to provide the same services directly to Medicare patients upon termination of the contracts with the agencies. Following termination of the contracts, the Company continued to assess the collectibility of the agency receivables and, due to deteriorating business relations and declining financial condition of the agencies, it was determined a write-down of these receivables was required as of May 31, 1994.

    The remainder of the charge, $1,748, was to reduce the corporate office work force and provide for transaction costs to execute the plan.

    During the fourth quarter of fiscal 1993 the Company recorded a pre-tax charge of $14,556 related principally to the write-off of deferred costs for approximately 30 abandoned rehabilitation hospital development projects for which construction had not started. The decision to write-down or abandon certain projects and pursue less capital-intensive growth than in the past was a result of changes in the Company's rehabilitation hospital development strategy in response to changes in various health care delivery markets. Previously, the Company had deferred certain costs incurred to obtain government approvals and other expenses related to the development of rehabilitation hospitals. Based on a historically high rate of completion, costs of developing a project were charged to operations only when it was determined that the project would be abandoned.

    As a result of the change in development strategy, the Company changed its accounting for development costs. Hospital development costs are expensed until that time when it is probable that construction will commence.

    Additionally, costs of $2,598 related to the merger with Kron Medical Corporation ("Kron") and Kron's subsequent consolidation with the Company's other physician services company, CompHealth, were charged to expense in the third quarter of fiscal 1993.

(8) SETTLEMENT CHARGE
    On September 27, 1995, the Company settled certain pending litigation, terminated a number of contracts with the other party to the litigation and obtained releases of claims and potential claims relating to the subject matter of the litigation and the terminated contracts. As consideration for the

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) SETTLEMENT CHARGE (CONTINUED)
settlement, contract terminations and releases, the Company paid cash and delivered a warrant to purchase the Company's common stock. At May 31, 1995, the Company accrued $12,800 of expenses and wrote down $700 of receivables to record the cash payment, warrant valuation, receivable write-offs and other commitments and transaction costs of the settlement transaction.

(9) EXTRAORDINARY GAIN
    During fiscal 1995, the Company recognized a gain of $2,571 ($4,172 less related tax effect of $1,601) relating to open market purchases at a discount of its subordinated debt and its 8 3/4% and 6 1/2% convertible subordinated notes.

    During fiscal 1994, the Company recognized a gain of $734 ($1,214 less related tax effect of $480) relating to open market purchases of its 8 3/4% and 6 1/2% convertible subordinated notes at a discount.

(10) INCOME TAXES
    On June 1, 1993, the Company adopted FAS 109 through retroactive restatement of its financial statements from June 1, 1990. The adoption did not have a material effect on the Company's financial condition or results of operations.

    The provision for income taxes consists of the following:

                                                                         1995       1994       1993
                                                                       ---------  ---------  ---------
Current:
  Federal............................................................  $   6,674  $  11,653  $  20,794
  State..............................................................      3,840      2,507      4,177
                                                                       ---------  ---------  ---------
                                                                          10,514     14,160     24,971
Deferred:
  Federal............................................................     10,594    (11,475)    (3,084)
  State..............................................................      2,267       (954)      (367)
                                                                       ---------  ---------  ---------
                                                                          12,861    (12,429)    (3,451)
                                                                       ---------  ---------  ---------
    Total............................................................  $  23,375  $   1,731  $  21,520
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    The differences between the total tax expense from operations and the income tax expense using the statutory federal income tax rate (35 percent) were as follows:

                                                                         1995       1994       1993
                                                                       ---------  ---------  ---------
Computed tax expense at statutory rate...............................  $  16,931  $  (6,329) $  18,150
State income tax expense, net of federal income tax benefit..........      4,690        913      3,237
Amortization of goodwill.............................................      1,245        640        607
Assessments..........................................................         83      2,983         18
Settlement charge....................................................        850      1,730     --
Change in valuation allowance........................................       (800)       970       (257)
Other................................................................        376        824       (235)
                                                                       ---------  ---------  ---------
    Total income tax expense.........................................  $  23,375  $   1,731  $  21,520
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(10) INCOME TAXES (CONTINUED)
    The components of the net deferred tax assets and liabilities are as follows:

                                                                                    1995        1994
                                                                                 ----------  ----------
Components of the deferred tax asset:
  Special charges and settlement charge........................................  $   19,023  $   20,511
  Allowance for doubtful accounts..............................................      11,148       6,538
  Accrued payroll and related benefits.........................................       3,867       3,156
  Other accrued liabilities....................................................       7,879       8,111
  Tax carryforward items.......................................................       5,283       7,859
  Deferred lease credit........................................................       7,630      10,137
  Other........................................................................       3,885       5,167
                                                                                 ----------  ----------
                                                                                     58,715      61,479
                                                                                 ----------  ----------
Components of the deferred tax liability:
  Buildings and equipment, related basis differences, deferred gain and
   depreciation................................................................     (31,114)    (20,147)
  Difference between reporting income/loss from partnership investments for
   financial and income tax reporting..........................................      (2,172)     (1,280)
  Other........................................................................      (5,713)     (7,121)
                                                                                 ----------  ----------
                                                                                    (38,999)    (28,548)
  Valuation allowance..........................................................      (4,051)     (4,851)
                                                                                 ----------  ----------
    Total......................................................................  $   15,665  $   28,080
                                                                                 ----------  ----------
                                                                                 ----------  ----------

    As a result of business combinations during the years ended May 31, 1995 and 1994, net deferred income tax assets of $4,238 and $14,724, respectively, and related valuation allowances of $0 and $3,051, respectively, were recorded.

    The   Company  has   regular  tax   net  operating   loss  carryforwards  of
approximately $8,470 which are currently subject to separate return year limitations and expire in years 2007 and 2008. In addition, the Company also has an alternative minimum tax credit carryforward of $1,207 which is available for utilization indefinitely.

    At May 31, 1995, the Company has an estimated $500 capital loss carryforward, primarily as a result of certain restructuring transactions. The loss is only available to offset future capital gain income and will expire in fiscal 1998.

    The valuation allowance is the result of: (1) separate return loss carryforward limitations; (2) the uncertain state tax benefits from states requiring separate return filings or with no or limited loss carryover provisions; and (3) limitations on the Company's ability to absorb capital losses in the five year carryforward period. The valuation allowance decreased by $800 during fiscal 1995 primarily as a result of capital loss utilization.

(11) CAPITAL STOCK

COMMON STOCK

    In November and December 1994, the Company completed the sale of 5,558,790 shares of its common stock, including the sale of 643,333 shares held by certain stockholders. Net proceeds of approximately $119,600 were used to repay outstanding debt under the revolving credit loan agreement and to fund acquisitions.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(11) CAPITAL STOCK (CONTINUED)
    During 1995 the Company issued 1,847,899 shares of common stock in connection with certain acquisitions.

    As discussed in Note 5, the Company converted $54,270 of its 6 3/4% convertible subordinated notes into 4,522,500 shares of the Company's common stock during the third quarter of 1994. The conversion price was $12 per share.

    During 1994, the Company issued 2,828,968 shares of common stock in connection with certain acquisitions.

    In October 1993, the Company completed a common stock offering of 4,025,000 shares. Net proceeds of approximately $58,200 were used to repay outstanding debt under the revolving credit loan agreement and to fund acquisitions.

PREFERRED STOCK

    There are 500,000 shares of authorized but unissued shares of $.001 preferred stock. On September 12, 1994, the board of directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of the Company's common stock held of record on September 22, 1994, and approved the further issuance of Rights with respect to all shares of the Company's common stock that are subsequently issued. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of series A junior participating preferred stock, par value $.001 per share of the Company, at a price of $110 per one one-thousandth of a share, subject to adjustment. Until the occurrence of certain events, the Rights are not exercisable, will be evidenced by the certificates for the Company's common stock and will not be transferable apart from the Company's common stock.

STOCK PURCHASE WARRANTS

    The Company had 100,000 stock purchase warrants outstanding at May 31, 1995, for the purchase of common shares. These warrants, priced at $2.50, were exercised subsequent to year end.

STOCK BENEFIT PLANS

    The Company has a nonqualified employee stock option plan and a directors' stock option plan that provide the Company the ability to grant to employees and outside directors the option to purchase shares of common stock of the Company at the market value of the stock at the option grant date. Accordingly, no compensation is recorded in the accompanying consolidated financial statements for the options granted.

    All options granted under the employee plan and directors' plan expire ten years after grant, are non-transferable and are exercisable only during or immediately following the period the individual is employed by the Company or is a current member of the board of directors, subject to certain exceptions for death or disability. One-third of each option is exercisable on each of the first, second and third anniversary dates following the date of grant.

    The Company also had the following stock compensation plans at May 31, 1995: the 1986 stock option plan (1986 Plan), the 1989 non-qualified stock option agreement, the 1989 non-employee directors' stock option plan, the 1992 CEO stock option plan (1992 Plan), the 1993 non-qualified stock option plan (1993
Plan), and the 1994 stock option plan (1994 Plan). Options outstanding at May 31, 1995, are at prices ranging from $9.73 to $40.47 per share, as adjusted for the Exchange Rate (as defined below). As options are granted at exercise prices which represent the fair market value of the stock at the date of grant, no compensation expense has been recorded for these awards. Options

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(11) CAPITAL STOCK (CONTINUED)
become exercisable in four to seven annual installments commencing on the first anniversary of the date of grant, and expire between October 1995 and August 2003, five to ten years from the date of grant.

    The 1994 plan was adopted in August 1993, which authorized options of 809,550 shares, as adjusted for the Exchange Rate. In May 1993, the 1993 Plan was adopted which authorized options of 539,700 shares, as adjusted for the Exchange Rate. Officers and directors were not eligible to receive options under the 1993 Stock Option Plan.

    In May 1993, options, exercisable at the market price on the date of grant ($20.38 per share, as adjusted for the Exchange Rate), were granted to substantially all CMS employees holding outstanding options with exercise prices higher than such current market price. The number of shares subject to the options granted to each employee was equal in number to the shares covered by options previously granted to such employee at higher exercise prices. The new options were granted subject to each employee's agreement to cancel their previously granted options for an equal number of shares at the higher exercise prices. The term, vesting rate and other provisions of the new options were otherwise identical to the options canceled. As a result, options on 1,802,159 shares with exercise prices per share ranging from $24.09 to $42.39 per share, as adjusted for the Exchange Rate, were canceled and the same number of new options were granted at an exercise price of $20.38 per share, as adjusted for the Exchange Rate.

    During fiscal 1993, the Company loaned the vice-chairman $4,548 for the exercise of stock options and the payment of the resulting income taxes, and loaned an executive vice-president of the Company $530 for the payment of income taxes resulting from the exercise of stock options. The tax loans were authorized under the 1986 Plan, and the remaining loan was authorized by the board of directors. The loans are repayable upon demand with interest payable monthly at the IRS' applicable federal rate, adjusted semi-annually on January 1 and July 1. The loan for the exercise of stock options is included as a deduction from stockholders' equity.

    The following information is a summary of the stock option activity under the plans as adjusted for a three-for-two stock split paid November 15, 1991 on CMS common stock and the exchange of .5397 shares (the "Exchange Rate") of CMS common stock for each share of the Company's common stock in connnection with the CMS Merger:

                                                                         FOR THE YEAR ENDED MAY 31,
                                                           -------------------------------------------------------
                                                                 1995               1994               1993
                                                           -----------------  -----------------  -----------------
Options outstanding at beginning of year.................          4,916,079          3,951,921          4,300,178
Granted..................................................          1,934,116          1,518,311          2,411,633
Exercised................................................           (338,881)          (319,997)          (774,293)
Canceled and other adjustments...........................           (289,540)          (234,156)        (1,985,597)
                                                           -----------------  -----------------  -----------------
Options outstanding at end of year.......................          6,221,774          4,916,079          3,951,921
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------
Options exercisable at end of year.......................          2,596,947          1,576,011          1,090,129
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------
Option price range.......................................     $1.38 - $28.75     $1.38 - $26.13     $0.33 - $24.09
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(11) CAPITAL STOCK (CONTINUED)
    The Company also has an employee stock purchase plan (Plan). The Plan allows substantially all full-time employees to contribute up to five percent of their compensation for the purchase of the Company's common stock at 85 percent of market value at the date of purchase. For the year ended May 31, 1995, 16,352 shares of the Company's stock had been purchased under the Plan.

    In connection with the Greenery merger, the Company issued to one of the Company's directors a five year option to purchase 125,000 shares of the Company's common stock at $17 per share. This option was exercised during 1995 and the shares, along with approximately 50,000 shares of additional common stock, were converted to treasury stock in consideration for reduction of amounts due to the Company under the terms of a note receivable.

    The total number of shares allocated, granted and outstanding pursuant to the Company's employee and directors' stock option plans and employee stock purchase plan together with other shares issued or allocated for issuance to employees and directors pursuant to option, incentive or similar plans, may not exceed 10 percent of the total number of shares authorized for issuance at the time of the allocation or grant.

(12) EMPLOYEE BENEFITS
    The Company has deferred compensation plans for selected employees and directors. These plans, which are not required to be funded by the Company, allow eligible employees to defer portions of their current compensation up to 10%. The Company then matches up to 4% of the employee's deferred compensation. Employee contributions are vested immediately. Employer contributions vest on a graduated basis, with full vesting achieved at the end of six years or seven years, depending upon the plan. The Company contributed approximately $261, $254 and $157 to these plans for the years ended May 31, 1995, 1994 and 1993, respectively.

                       HORIZON/CMS HEALTHCARE CORPORATION

                For the Years Ended May 31, 1995, 1994 and 1993
                (Dollars in thousands, except per share amounts)

(12) EMPLOYEE BENEFITS (CONTINUED)
    The Company also has 401(k) savings plans available to substantially all employees who have been with the Company for more than six months. Employees may defer up to 15% or 20% of their salary, depending upon the plan, subject to the maximum permitted by law. The Company matches a portion of the employee's contribution, which may be discretionary, depending upon the plan. Employee contributions are vested immediately. Employer contributions vest on a graduated basis, with full vesting achieved at the end of five or seven years, depending upon the plan. The Company contributed approximately $1,890, $1,377 and $979 to these plans for the years ended May 31, 1995, 1994 and 1993, respectively.

    In addition, the Company also has a profit-sharing plan to which it may make contributions at its discretion. The Company has not made any contributions to this plan. The Company may terminate any of the above plans at any time.

(13) SUPPLEMENTAL CASH FLOW INFORMATION
    Significant non-cash operating, investing and financing activities for fiscal 1995, 1994 and 1993 were as follows:

1995

    - The issuance of 1,776,924 shares of common stock in connection with acquisitions in which net assets of approximately $22,030 were acquired,

    - The acceptance of 175,041 shares of treasury stock for payment of a note,

    - The  assumption  of   long-term  debt  of   $19,900  in  connection   with
      acquisitions, and

    - The assumption of obligations under capital lease of $48,600 in connection with acquisitions.

1994

    - The conversion of $54,270 of 6.75% convertible subordinated notes into the Company's common stock,

    - The issuance of 2,213,976 shares of common stock in connection with acquisitions in which net assets of approximately $16,573 were acquired,

    - The  assumption  of   long-term  debt  of   $19,300  in  connection   with
      acquisitions, and

    - The  issuance of  common stock  and payment  of cash  for the  purchase of
      Medical  Management  Associates,   Inc.  in  which   net  liabilities   of
      approximately $857 were assumed.

1993

    - The receipt of notes receivable of $8,150 and cash for the sale of net assets of approximately $17,500

    Cash paid for interest for the years ended May 31, 1995, 1994 and 1993 was approximately $54,351, $44,852 and $14,743, respectively.

    Cash  paid for  income taxes, net  of refunds,  for the years  ended May 31,
1995,  1994  and   1993  was   approximately  $19,236,   $12,848  and   $32,006,
respectively.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS
    The estimated fair values of the Company's financial instruments at May 31, 1995 are as follows:

                                                                                 CARRYING
                                                                                  AMOUNT     FAIR VALUE
                                                                                -----------  -----------
Cash and cash equivalents.....................................................  $    40,674  $    40,674
Notes receivable..............................................................       47,649       45,614
Investments in marketable equity securities and other short-term
 investments..................................................................        3,287        8,500
Long-term debt................................................................      487,797      501,234
Interest rate swap agreements/interest rate collar agreements.................      --            (3,572)

    The carrying amount of cash and cash equivalents approximates fair value due to the short maturity of these instruments. The fair value of notes receivable was estimated by discounting the future cash flows using current rates available to similar borrowers under similar circumstances. The fair value of marketable equity securities and other short-term investments is based on quoted market prices. It is not practicable to estimate the fair value of the Company's other investments, which comprise certain equity investments because of the lack of a quoted market price, and the inability to estimate fair value without incurring excessive costs. The fair value of the Company's long-term debt, excluding capital leases, was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The fair values of interest rate swaps and interest rate collars are the estimated amounts that the Company would receive or pay to terminate the swap agreements, taking into account current interest rates. On September 12, 1995, these interest rate swap agreements were terminated at a cost of $3,540.

    The market value of the outstanding convertible subordinated notes at May 31, 1995 of $25,344 included in the long-term debt amount above is a function of both the conversion feature and the underlying debt instrument. It is impracticable to allocate the market value between these two components, however, the market value is not representative of the amounts that would be currently required to retire the debt obligation.

(15) ACQUISITIONS
    In July 1994, the Company acquired peopleCARE, a 13 facility long-term care company located in Texas. Consideration given for the acquisition included the issuance of approximately 449,000 shares of the Company's common stock, valued at approximately $10,000, assumption of capital lease obligations of approximately $48,600 for six facilities, and cash payment of approximately $56,000 for fee simple title to seven facilities.

    The Company acquired Advanced Cardiovascular Technology, Inc. (ACT), a non-invasive medical diagnostic company, in April 1994. In connection with this acquisition, the Company issued 163,976 new shares of common stock at $25 per share. The terms of the acquisition provide for the issuance of up to 204,985 additional shares of common stock if certain earning levels are achieved by March 31, 1997. Of these contingent shares, 160,000 were issued into escrow at closing and remained in escrow at May 31, 1995. This contingent consideration has not been recorded as of May 31, 1995.

    In March 1994, the Company acquired all of the outstanding stock of Medical Management Associates, Inc. ("MMA"), for $1,500 in cash relating to certain non-compete agreements and 349,456

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(15) ACQUISITIONS (CONTINUED)
shares of the Company's common stock. The acquisition was accounted for by the purchase method of accounting. Pursuant to the acquisition agreement, additional shares of the Company's common stock may be issued over the next two years, subject to the achievement of certain pre-tax earnings levels.

    In February 1994, the Company completed its merger of Greenery Rehabilitation Group, Inc. ("Greenery") into the Company. Pursuant to the merger, the Company issued approximately 2,050,000 shares of its common stock, valued at approximately $48,000, and assumed approximately $58,000 in debt for all of the outstanding shares of Greenery common stock. This merger added the operations of 17 rehabilitation and skilled nursing facilities and 3 managed facilities to the Company's operations. Subsequent to fiscal year end, on June 19, 1995, the Company announced plans to dispose of eight long-term care facilities. Six of the facilities to be disposed of were among the 17 acquired in the Greenery merger during fiscal 1994. The decision to sell the facilities was based upon financial, regulatory and operational considerations.

    The following unaudited pro forma financial information reflects the combined results of operations, as restated for the merger with CMS (see Note
18), for the years ended May 31, 1995 and 1994 as if the material acquisitions during the period, Greenery and peopleCARE, had been consummated on June 1, 1993:

                                                                                UNAUDITED PRO FORMA
                                                                            ----------------------------
                                                                                1995           1994
                                                                            -------------  -------------
Total operating revenues..................................................  $   1,676,393  $   1,618,154
Total operating expenses and minority interests...........................      1,627,744      1,649,603
                                                                            -------------  -------------
  Operating income........................................................         48,649        (31,449)
Income taxes..............................................................         23,508         (3,404)
                                                                            -------------  -------------
  Earnings from continuing operations.....................................  $      25,141  $     (28,045)
                                                                            -------------  -------------
                                                                            -------------  -------------
  Net earnings per common and common equivalent share.....................  $        0.52  $       (0.70)
                                                                            -------------  -------------
                                                                            -------------  -------------
  Net earnings per common share -- assuming full dilution.................  $        0.52  $       (0.70)
                                                                            -------------  -------------
                                                                            -------------  -------------

    The unaudited pro forma information is not necessarily indicative either of the results of operations that would have occurred had the acquisitions taken place at the beginning of fiscal 1994 or of future results of operations of the combined companies.

    Prior to fiscal 1992, the Company acquired 80% of the outstanding stock of Communi-Care/ ProRehab, Inc. ("Communi-Care") and on July 1, 1992 acquired the remaining 20% of the outstanding stock. The initial purchase price was approximately $5,654, paid in cash and the Company's common stock. The purchase price for the remaining 20% of the outstanding stock was approximately $4,831, paid in cash and the Company's common stock. As additional purchase price under the purchase agreement, cash and common stock totaling $8,322, $8,589, and $2,504 was paid during fiscal 1995, 1994 and 1993, respectively.

    During fiscal 1995 and 1994, the Company made various other acquisitions which individually and in the aggregate were insignificant.

    Pursuant to other acquisitions consummated prior to fiscal 1993, cash and common stock totaling $1,920 and $2,162 was paid during fiscal 1994 and 1993, respectively. No payments were made during fiscal 1995 relating to these acquisitions.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(15) ACQUISITIONS (CONTINUED)
    Contingent payments estimated under all of the Company's acquisition agreements may be paid in cash and the Company's common stock through fiscal 1997. These amounts are subject to adjustment based upon the achievement of certain earnings levels and are not expected to be material.

(16) COMMITMENTS AND CONTINGENCIES

LETTERS OF CREDIT

    The Company was contingently liable for letters of credit aggregating $40,898 and $38,557 at May 31, 1995 and 1994, respectively. The letters of credit, which reduce the availability under the credit agreement, were used in lieu of lease deposits for facilities operated by the Company and for deposits under various workers' compensation programs.

EMPLOYMENT AND CONSULTING AGREEMENTS

    Under annual employment agreements with three senior officers, the Company is committed to pay minimum annual salaries totaling $1,215, subject to certain covenants. In addition, the employment agreements provide for annual retirement benefits and disability benefits equal to a maximum of 50 percent of each officer's base salary. The retirement benefits vest in equivalent increments over 10 years and the disability benefits terminate upon retirement or age 65. Further, an annual death benefit is payable to the surviving spouse or minor children equal to one-half of the vested retirement benefit at the time of the officer's death. Amounts recorded for the annual retirement and disability benefits have been included in other accrued liabilities in the accompanying consolidated financial statements.

    In addition and in connection with the Greenery merger, the Company has entered into a seven year consulting agreement with one of the Company's directors for which the Company has agreed to pay annual consulting fees of $175.

LIFE INSURANCE PREMIUMS

    In fiscal 1994, the Company agreed to fund life insurance premiums for certain of its senior officers. As of May 31, 1995, such advances totaled approximately $1,162 and are reflected in other assets in the accompanying consolidated financial statements. These advances will be repaid to the Company by the officers' estates upon the earlier of cancellation of the policies or death of the officers.

MANAGEMENT AGREEMENT

    In connection with the Greenery merger, the Company has committed to manage three Connecticut facilities for an affiliate of two directors of the Company. The Company is committed to manage these facilities for up to five years, subject to the affiliate's right to terminate sooner at any time with 90 days notice.

PURCHASE COMMITMENTS

    Under the terms of one of the Company's facility lease agreements, the Company has the option to purchase the facility and the lessor has the option to require the Company to purchase the facility should the Company fail to exercise the purchase option for $5,500 at the end of the lease term (August 1, 1998).

    The Company has purchased usage of a Cessna/Citation III aircraft from AMI Aviation II, L.L.C., a Delaware limited liability company ("AMI II"). The Company's chief executive officer owns 99% of the membership interests of AMI
II. Under the aircraft usage agreement, the Company will purchase a minimum of 20 hours usage per month for $45 per month for a five year period, and will pay certain

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(16) COMMITMENTS AND CONTINGENCIES (CONTINUED) amounts per hour for usage over 20 hours in a month plus a monthly maintenance reserve. The Company believes that the amounts payable under this agreement are comparable to those it would pay to other third party vendors of similar aircraft services.

OTHER

    The Company has notes receivable and other investments, related to its divestiture of its free-standing long-term care facilities totaling $17,843 including notes receivable of $14,834 from Renaissance Healthcare Corporation ("RHC"), a long-term care company owned and operated by former employees of the Company. Repayment of those amounts are dependent upon the cash flows of the individual companies. Collateral on certain notes receivable and investments aggregating $4,709 consists of first or second mortgages, personal guarantees and pledges of certain other assets. Certain notes receivable from RHC aggregating $13,134 reflect future installment sales obligations under which the Company holds title to the sold assets until all payments are made. The Company has a working capital loan commitment of $3,000 to RHC of which $1,700 was used at May 31, 1995 and is included in the above amounts.

    The Company guarantees payment throughout the term of a bond issue to an economic development authority of amounts due and payable by the owner of a long-term care facility previously managed by the Company. The outstanding bonds total approximately $6,064 at May 31, 1995.

    During fiscal 1995, certain operating facilities and office locations of the Company were visited or contacted by representatives of the U.S. Justice Department for the purpose of interviewing certain of its employees and reviewing certain documents. The Company cooperated with the Justice Department inquiries. The Company's management is not aware of any Company practices of the type covered by the Justice Department inquiries, or otherwise, that are not in compliance with the rules and regulations applicable to its operations. While the Company is unable to predict what effect, if any, these inquiries will have on the Company's business, the Company is of the opinion that their ultimate disposition will not have a material adverse effect upon its consolidated financial position.

    The Company is subject to legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated or settled, which include among other items malpractice claims covered under the Company's insurance policy. Additionally, in the normal course of business, the Company has amounts due to or from the Medicare program, the Medicaid program and other third party payors which it believes are reasonable estimates. However, additional changes to these estimates in the future may be appropriate based on facts and circumstances which arise. Ultimately, the amounts due to or from third party payors may be adjusted by these third party payors upon final settlement. The Company is unable to estimate the likelihood or potential amounts of any such settlements or adjustments.

(17) ADOPTION OF NEW ACCOUNTING PRINCIPLE
    In fiscal 1993 the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Upon issuance of this statement, the Company reviewed the provisions of the new statement and concluded that the statement compelled the write-down to fair value of a long-term investment being held to maturity as a result of the impairment of the investment using a discounted cash flow analysis. Prior to the issuance of this statement, the asset was carried at historical cost which is expected to be recovered

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(17) ADOPTION OF NEW ACCOUNTING PRINCIPLE (CONTINUED)
upon maturity. In applying this statement, the Company recognized a $5,000 write-down to fair value of the long-term investment. The cumulative effect of this change in accounting principle, on an after-tax basis, was $3,204.

(18) CMS MERGER
    On July 6, 1995, the stockholders of the Company and CMS approved the merger of one of the Company's wholly-owned subsidiaries with CMS. Under the terms of the merger agreement, CMS stockholders received .5397 of a share of the Company's common stock for each outstanding share of CMS's common stock. Accordingly, the Company issued approximately 20.9 million shares of common stock, valued at approximately $393.9 million based on the closing price of the Company's common stock on July 10, 1995, for all the outstanding shares of CMS's common stock. Additionally, outstanding options to acquire CMS's common stock were converted at the Exchange Rate to options to acquire 3.8 million shares of the Company's common stock. CMS provides comprehensive medical rehabilitation programs and services with a significant presence in each of the rehabilitation industry's three principal sectors -- inpatient rehabilitation care, outpatient rehabilitation care and contract therapy. The merger qualifies as a tax-free reorganization and was accounted for as a pooling of interests. Accordingly, the accompanying financial statements have been restated to include the accounts and operations of CMS for all periods prior to the merger. These periods include the financial position of CMS as of June 30, 1995 and 1994 and the results of operations of CMS for each of the three years in the period ended June 30, 1995.

    Separate results of the Company and CMS for the three years in the period ended May 31, 1995 are as follows:

                                                                 1995           1994           1993
                                                             -------------  -------------  -------------
Total operating revenues:
  The Company..............................................  $     638,066  $     373,881  $     232,199
  CMS......................................................        987,260      1,008,281        904,159
                                                             -------------  -------------  -------------
                                                             $   1,625,326  $   1,382,162  $   1,136,358
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------
Earnings (loss) before cumulative effect of accounting
 change and extraordinary gain:
  The Company..............................................  $      29,879  $      14,731  $       7,613
  CMS......................................................         (4,881)       (34,545)        22,723
                                                             -------------  -------------  -------------
                                                             $      24,998  $     (19,814) $      30,336
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------
Earnings (loss) before extraordinary gain:
  The Company..............................................  $      29,879  $      14,731  $       7,613
  CMS......................................................         (4,881)       (34,545)        19,519
                                                             -------------  -------------  -------------
                                                             $      24,998  $     (19,814) $      27,132
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------
Net earnings (loss):
  The Company..............................................  $      30,492  $      15,465  $       7,613
  CMS......................................................         (2,923)       (34,545)        19,519
                                                             -------------  -------------  -------------
                                                             $      27,569  $     (19,080) $      27,132
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

    As  a result of the combination with CMS, the Company revised the accounting
policies  and  financial  presentation  of  each  of  the  previously   separate
companies. The effect of these changes did

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(18) CMS MERGER (CONTINUED)
not have a material effect on the operating results or financial position of the Company. A reconciliation of total operating revenues and net earnings of the Company as previously reported to the amounts presented above and included in the accompanying financial statements is as follows:

                                                                      1995         1994         1993
                                                                   -----------  -----------  -----------
Total operating revenues:
  As previously reported.........................................  $   639,080  $   375,095  $   232,199
  Adjustments....................................................       (1,014)      (1,214)     --
                                                                   -----------  -----------  -----------
                                                                   $   638,066  $   373,881  $   232,199
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------
Net earnings:
  As previously reported.........................................  $    31,221  $    16,606  $     7,716
  Adjustments....................................................         (729)      (1,141)        (103)
                                                                   -----------  -----------  -----------
                                                                   $    30,492  $    15,465  $     7,613
                                                                   -----------  -----------  -----------
                                                                   -----------  -----------  -----------

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(19) QUARTERLY FINANCIAL DATA (UNAUDITED)
    The following is a summary of the unaudited quarterly results of operations:

                                                                         FISCAL YEAR 1995
                                                  ---------------------------------------------------------------
                                                    FIRST        SECOND
                                                   QUARTER       QUARTER       THIRD QUARTER     FOURTH QUARTER
                                                  ----------  -------------  -----------------  -----------------
Total operating revenues........................  $  381,840  $  401,572     $  415,878         $  426,036
Earnings (loss) before income taxes and
 extraordinary gain.............................      20,771       4,021(a)      17,996(b)           5,585(d)(e)
Earnings (loss) before extraordinary gain.......      12,160       1,253(a)      10,228(b)           1,357(d)(e)
Net earnings (loss).............................  $   12,160  $    1,253(a)  $   12,725 (b)(c   $    1,431(d)(e)
Earnings (loss) per common and common equivalent
 share:
Earnings (loss) before extraordinary gain.......  $     0.27  $     0.03     $     0.20         $     0.02
Extraordinary gain..............................      --           --              0.05               0.01
                                                  ----------  -------------  -----------------  -----------------
Net earnings (loss).............................  $     0.27  $     0.03     $     0.25         $     0.03
                                                  ----------  -------------  -----------------  -----------------
                                                  ----------  -------------  -----------------  -----------------
Earnings (loss) per common share -- assuming
 full dilution:
Earnings (loss) before extraordinary gain.......  $     0.27  $     0.03     $     0.20         $     0.02
Extraordinary gain..............................      --           --              0.05               0.01
                                                  ----------  -------------  -----------------  -----------------
Net earnings (loss).............................  $     0.27  $     0.03     $     0.25         $     0.03
                                                  ----------  -------------  -----------------  -----------------
                                                  ----------  -------------  -----------------  -----------------

                                                                         FISCAL YEAR 1994
                                                  ---------------------------------------------------------------
                                                    FIRST        SECOND
                                                   QUARTER       QUARTER       THIRD QUARTER     FOURTH QUARTER
                                                  ----------  -------------  -----------------  -----------------
Total operating revenues........................  $  325,602  $  328,862     $  342,364         $  385,334
Earnings (loss) before income taxes and
 extraordinary gain.............................      16,849      11,589         13,839            (60,360)(g)(h)
Earnings (loss) before extraordinary gain.......      10,104       7,003          8,369            (45,290)(g)(h)
Net earnings (loss).............................  $   10,104  $    7,003     $    8,369            (44,556)(g)(h)
Earnings (loss) per common and common equivalent
 share (f):
Earnings (loss) before extraordinary gain.......  $     0.31  $     0.20     $     0.21         $    (1.04)
Extraordinary gain..............................      --           --               --                0.02
                                                  ----------  -------------  -----------------  -----------------
Net earnings (loss).............................  $     0.31  $     0.20     $     0.21         $    (1.02)
                                                  ----------  -------------  -----------------  -----------------
                                                  ----------  -------------  -----------------  -----------------
Earnings (loss) per common share -- assuming
 full dilution (f):
Earnings (loss) before extraordinary gain.......  $     0.29  $     0.19     $     0.21         $    (1.04)
Extraordinary gain..............................      --           --               --                0.02
                                                  ----------  -------------  -----------------  -----------------
Net earnings (loss).............................  $     0.29  $     0.19     $     0.21         $    (1.02)
                                                  ----------  -------------  -----------------  -----------------
                                                  ----------  -------------  -----------------  -----------------

--------------------------
(a) Includes $13,398 pre-tax special charge related to a revision in the Company's estimate of receivables from third party payors at its CMS Therapies, Inc. subsidiary.

(b) Includes $5,045 pre-tax special charge related to eliminations of management and staff positions, office lease terminations and certain other costs of changes implemented during the third quarter at CMS Therapies, Inc.

(c) Includes a $2,497 extraordinary gain (net of related taxes of $1,555) relating to open market purchases of its subordinated debt and its 8 3/4% and 6 1/2% convertible subordinated notes at a discount.

(d) Includes a $4,979 pre-tax special charge related to a revision in the Company's estimate of receivables from third party payors at its CMS Therapies, Inc. subsidiary and $13,500 pre-tax settlement charge related to a contract dispute.

                       HORIZON/CMS HEALTHCARE CORPORATION

                FOR THE YEARS ENDED MAY 31, 1995, 1994 AND 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(19) QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)
(e) Includes a $74 extraordinary gain (net of related taxes of $46) related to open market purchases of its subordinated debt and its 8 3/4% and 6 1/2% convertible subordinated notes at a discount.

(f) Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share in fiscal year 1994 does not equal the total computed for the fiscal year.

(g) Includes $74,834 pre-tax special charge related to the impairment of selected assets of the Company's hospital division, the costs associated with the consolidation of its contract therapy companies, the losses related to the termination of certain relationships in the contract therapy business and certain other costs of restructuring.

(h) Includes a $734 extraordinary gain (net of related taxes of $480) related to open market purchases of its 8 3/4% and 6 1/2% convertible subordinated notes at a discount.

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     (23.1)  Consent of Arthur Andersen LLP

     (23.2)  Consent of Ernst & Young LLP

     (23.3)  Consent of Price Waterhouse LLP